Exhibit 99.2

Corporate Office Properties Trust

Certification by the Chief Operating Officer

Relating to a Periodic Report Containing Financial Statements

                I, Randall M. Griffin, Chief Operating Officer of Corporate Office Properties Trust, a Maryland real estate investment trust (the “Company”), hereby certify, based on my knowledge, that:

                (1)           The Company’s periodic report on Form 10-Q for the period ended March 31, 2003 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

                (2)           The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

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/s/ Randall M. Griffin
Randall M. Griffin
Chief Operating Officer
Date:	May 14, 2003